DAIRY QUEEN OPERATING AGREEMENT

                        "DAIRY QUEEN" OPERATING AGREEMENT

This Agreement entered into this 7th day of June 1989, by and between INTERSTATE DAIRY QUEEN CORPORATION of the city of ATLANTA county of DEKALB and state of GEORGIA hereinafter referred to as "Licensor", and Bowlin's, Inc. dba "DQ" at Butterfield Location of the city of Albuquerque county of Bernalillo and state of New Mexico hereinafter referred to as "Licensee".

WHEREAS, Licensor is a licensee of American Dairy Queen Corporation (hereinafter referred to as "American") in certain geographical areas, including the territory which includes the Authorized Location hereinafter set forth, of the right to license others, in accordance with the terms of this Agreement, to use the "Dairy Queen" trademark, service mark and trade name which have been registered in the United States Patent Office, in each state of the union and in foreign countries, as well as those trademarks and service marks, a list of which is attached hereto and made a part thereof as Appendix A (hereinafter all of the foregoing collectively referred to as "Trademarks,'); and,

WHEREAS, Licensor and its predecessors in interest acting under said license instituted, developed, promoted and established the "Dairy Queen" franchise business and system in the aforesaid territory which consists of the sale of distinctive dairy products, food products, beverages and other products and services under American's Trademarks and utilizing in connection therewith certain types of facilities, equipment, supplies, ingredients, merchandising and business techniques and method and sales promotion programs developed from time to time; and,

WHEREAS, it is the purpose of Licensor to provide to Licensee in a retail store outlet a system to control and make uniform the operation of facilities and equipment together with the quality of products, the use and protection of the Trademarks and to make available uniform and approved equipment, supplies, ingredients, merchandising and business techniques and the sales promotion programs of American; and,

WHEREAS, Licensee desires to operate a "Dairy Queen" retail store as part of the "Dairy Queen" system and to enter into this Operating Agreement subject to the conditions and controls herein prescribed for the purpose

AQ2A 2/77 (c)1976 AM.D.Q.Corp.
Revised Copyright 1977 Am.D.Q.Corporation
Consolidated Operation - Permitted Products
101885'

of offering to the public products and services of uniformly high quality and standards to the end of protecting the interests of Licensee, of Licensor, of American and of all other persons engaged in said business; and,

WHEREAS, it is the intent of both Licensor and Licensee to preserve within the context of a "Dairy Queen" retail store continuing consumer confidence in the reliability and quality of all products sold under any of the Trademarks; and, each party desires that all products sold under any of the Trademarks, consistently conform to the highest expectations of consumers of such products; and, whereas, by this Agreement the parties contemplate that Licensee's store, in addition to normal "Dairy Queen" food and beverage products, may also sell Permitted Products, as defined hereinafter.

NOW, THEREFORE, in consideration of the promises and of the mutual promises and covenants herein contained, the grant by Licensor of this Operating Agreement and the payment by Licensee of the various fees provided in Paragraph 9 hereof, it is agreed by and between the parties hereto as follows:

                                GRANT OF LICENSE

Licensor's     1.   Licensor  hereby  grants  to  Licensee,  subject  to all the
Grant to            terms,  conditions  and  provisions  hereof,  the  right and
Licensee            license to:

                    1.1 Establish and operate a retail store under the name "Dairy Queen" at

                          I-10 & Exit 62 (Approx 20 Miles West of Deming, NM)
                          ------------------------------------------------------
                                               (Street)

                           Deming,                  NM                88030
                          ------------------------------------------------------
                             (City)               (State)             (Zip)

                         hereinafter referred to as the "Authorized" Location" (provided, however, in the event an Authorized Location is not designated on the date hereof, and such location is not designated herein by Licensor within ninety (90) days after such date, this Agreement shall become null and void and all deposits including the franchise fee shall be returned to Licensee).

                    1.2 Use at the Authorized Location the Trademarks on and in association with the sale of all uniform and approved products and services as American may authorize from time to time, and with approved sales promotion programs relative thereto.

                    1.3 Use at the Authorized Location the Trademarks on and in association with the uniform equipment, supplies and ingredients for the products approved by American.

                    1.4 Employ in the business of said store the merchandising, sales promotion programs and business methods and techniques developed and approved by American.

Acceptance       2.      Licensee hereby accepts the above license from Licensor
by Licensee              subject to all the terms, provisions
                         and  conditions  hereof and agrees that Licensee  shall
                         cause to have a "Dairy Queen" store established  within
                         180 days of the date  hereof  (unless an  extension  of
                         time is expressly  authorized  in writing by Licensor),
                         and   thereafter   maintained   and   operated  at  the
                         Authorized   Location,   under  Licensee's  active  and
                         continuous  supervision  and  management  and  upon the
                         standards   hereinafter   provided.   Licensee  further
                         expressly acknowledges and agrees:

                    2.1 American is the owner of all right, title and interest in and to the Trademarks, and the good will attributable thereto of the business in connection with which said Trademarks have been, are and will be used at the Authorized Location. Licensor is the licensee of the right to use the Trademarks in the territory which includes the Authorized Location. Specifically, but without limiting the foregoing, Licensee disclaims any and all right, title and interest in or to the Trademarks and to the good will associated with the Trademarks of the "Dairy Queen" retail store at the Authorized Location and acknowledges and agrees that all such good will is the exclusive property of American.

                    2.2 The Trademarks are valuable property rights owned by American.

                    2.3 The Trademarks shall be used only in connection with such products and services as may be approved or specified by American and shall at all times be used only in a manner approved by American.

                    2.4  Licensee's  right  to  the  use of  the  Trademarks  is
                         specifically   limited  to   Licensee's   retail  store
                         operation at the Authorized Location.

                    2.5 Licensee shall use no other trademarks, trade names or service marks in said business except those authorized by American and as set forth in Appendix A except with the prior written consent of American.

                    2.6 Licensee shall not use the words "Dairy Queen" or any of the Trademarks, or any word or mark similar thereto, as a part of its corporate or business name unless first approved in writing by American, and shall only use the words "Dairy Queen" and no other words whatsoever except with the express written consent of American as the trade name on the store from which the said products and services are sold. In the event American does approve the use of the words "Dairy Queen", or any of the Trademarks, as a part of Licensee's corporate or business name, Licensee shall cause such name to be changed so as to eliminate those words and Trademarks from the name within thirty (30) days after termination of this Agreement.

                    2.7 Licensee shall adopt and follow in good faith the systems, programs and methods prescribed by Licensor for Licensee's retail operation in accordance with this Operating Agreement.

                    2.8 Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other than 1% or less of the outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than a Bowlin's or its affiliates at the time of signing or one authorized by this Agreement without the prior written consent of Licensor.

                                      TERM

Term           3.   The License  granted herein shall continue until  terminated by Licensee, with or without cause, on sixty (60) days prior written notice to Licensor, or until otherwise terminated by
                    either   Licensee  or  Licensor  in   accordance   with  the
                    provisions of this Agreement.

                      TRADEMARK STANDARDS AND REQUIREMENTS

General        4.   Licensee agrees that nothing in this Agreement gives him any
Declarations        title to or interest in the Trade-marks  except the right to use  the  same  under  the  terms  and  conditions  of  this
                    Agreement  and that  Licensee's  use  thereof  inures to the benefit of American.  Specifically, but without limiting the foregoing,  Licensee  acknowledges  and agrees that American has the  right:  and  may  distribute  for  its own  account products  identified  by the  Trademarks  through  not  only
                    "Dairy   Queen"   retail   stores  but   through  any  other
                    distribution   method   which  may  from  time  to  time  be
                    established.

Use of              4.1  Licensee  shall confine his use of the Trademarks to or
Trademarks               in association  with the sales  promotion  programs and
                         sale of products and services which shall in quality, mode and conditions of manufacture and sale, comply with such reasonable standards as are established or approved by American. In order to promote and protect the business interests of each of the parties, the value of the "Dairy Queen" business and the business interests of other persons engaged therein, uniformity shall be maintained in the type, standard and quality of stores, equipment, supplies and ingredients used therein, and the conditions of preparation and the procedures employed in the sale of said products and services.

Acknowledgment      4.2  Licensee agrees that the provisions,  restrictions  and
of,                      controls  provided in this Operating  Agreement are all
Necessity of             necessary,  reasonable  and  desirable for the purposes
Uniformity               expressed herein and that Licensee's  business shall be
                         conducted in accordance  with Licensor's and American's
                         uniform   requirements   with   respect   to   quality,
                         production,    appearance,     cleanliness,    service,
                         merchandising and sales promotion  standards.  Licensee
                         acknowledges and agrees that substantial  uniformity in
                         facilities,   products,  services  and  operations  are
                         essential to the conduct of a system such as the "Dairy
                         Queen" system, and therefore further agrees to honor and implement recommendations of American and Licensor directed to enhancing and furthering such uniformity.

Equipment           4.3   Licensee  agrees to purchase and use, in the operation
and Supplies              of  Licensee's   "Dairy  Queen"  retail  store,   only
                          equipment,  supplies,  ingredients  and services which
                          are  approved  by  American  or by  Licensor.  Nothing
                          herein  shall  by  construed  as an  attempt  to limit
                          unreasonably  the  sources  from  which  Licensee  may
                          procure equipment,  supplies, ingredients or services.
                          Rather,  it is the  intention of the parties that such
                          items    conform   to    American's    standards   and
                          specifications  of consistent  quality and uniformity.
                          Nothing  contained  herein  shall be deemed to require
                          American or Licensor to approve an  inordinate  number
                          of suppliers  of a given item or service  which in the
                          reasonable  judgment of  American  or  Licensor  would
                          result  in  higher  cost   generally   to   Licensor's
                          licensees   or  prevent   effective   and   economical
                          supervision  of  suppliers  by American  or  Licensor.
                          Requests for approval of additional suppliers shall be
                          in  writing  and shall  contain  such  information  as
                          American and Licensor may reasonably request. American
                          and  Licensor  reserve  the  right to  charge  back to
                          Licensee  or  the  proposed  supplier  all  reasonable
                          expenses   incurred  in   considering   requests   for
                          approval.

Approved            4.4   Complete  and detailed  uniformity  under many varying
Adaptations               conditions  may  not  be  possible  or  practical  and
                          Licensor and American reserve the right and privilege,
                          at Licensor's  and American's  sole  discretion and as
                          Licensor and American may deem in the best interest of
                          all  concerned  in  any  specific  instance,  to  vary
                          standards to  accommodate  special needs of Licensee's
                          Authorized  Site or that of any other  licensee  based
                          upon  the   peculiarities  of  a  particular  site  or
                          location, density of population, business potential, population of trade area, existing business practices, requirements of local law or any condition which Licensor and American deem to be of importance to the successful operation of such licensee's business.

Litigation          4.5   In the event any person, firm or company, who is not a
                          licensee or franchisee of American or Licensor, uses or infringes upon the Trademarks, American shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted or other action taken.

Notice of           4.6  Licensor  and  American  hereby  advise  Licensee  that
Potential                Licensor, American and/or affiliates of American and/or
American and/or          Licensor  may  from  time to  time  make  available  to
Licensor Profit          Licensee  goods,  products  and/or  services for use in
                         Licensee's "Dairy Queen" retail store in respect to the
                         sales or provision of which  Licensor,  American and/or
Also See Addendum        affiliates  of  American  and/or  Licensor  may  make a
to Paragraph 4.6         profit.   Licensor   further   advises   Licensee  that
                         Licensor, American and/or affiliates of American and/or
                         Licensor may from time to time receive consideration from suppliers and/or manufacturers in consideration of services provided or rights licensed to such persons by American, Licensor or their respective affiliates.

                       FACILITY STANDARDS AND MAINTENANCE

               5. The following provisions and conditions shall control with respect to Licensee's Authorized Location and retail store:,

Store Facility      5.1  Licensee   agrees  that  the  retail   store  shall  be
                         constructed and equipped in accordance with American's currently approved specifications and standards in respect to building, equipment, inventory, signage, fixtures, location and design and accessory features.

Future              5.2  Any    replacement,    reconstruction,    addition   or
Alteration               modification in building,  equipment or signage,  to be
                         made hereafter, whether at the request of Licensee or of Licensor shall be made in accordance with written specifications approved in advance by Licensor or American. Licensor and American shall not unreasonably withhold such approval.

Maintenance         5.3  The  building,  equipment  and signage  employed in the conduct of Licensee's  business  shall be maintained in
                         accordance with maintenance schedules and procedures or
                         specific  lists  prepared  by  Licensor  and based upon
                         periodic  inspections  of the  premises  by  Licensor's
                         representatives.  Within a period of  ninety  (90) days
                         after the receipt of such  maintenance  list,  Licensee
                         shall  effect  the  items  of  maintenance   reasonably
                         provided  therein  including  the  repair of  defective
                         items  and/or  the   replacement  of   unrepairable  or
                         obsolete  items  of  equipment  and  signage.   Routine
                         maintenance shall be conducted in accordance with general schedules published by Licensor or American and made available to Licensee. -6-

Relocation          5.4  Should it become necessary, on account of condemnation,
                         sale  or   other   cause,   including   expiration   or
                         cancellation of lease or rental  contract,  to relocate
                         said store,  Licensor shall grant Licensee authority to
                         do so within a radius of 1,000 yards of the  Authorized
                         Location,  provided the new site is  reasonably  suited
                         for a "Dairy  Queen"  retail store in  accordance  with
                         Licensor's standards for store sites, does not infringe
                         on rights of another  licensee,  is reasonably  distant
                         from other "Dairy  Queen"  retail  stores,  and the new
                         retail  store is  constructed,  equipped and opened for
                         business in  accordance  with the current  standards of
                         American   at  that   time   within   one  year   after
                         discontinuing operation of a "Dairy Queen" retail store at the previous Authorized Location.

Modernization       5.5  Each and every  transfer as provided in Paragraph  9.10
and/or Replacement       hereof shall be  expressly  conditioned  upon  Licensee
of Time                  promptly   performing   and  effecting  such  items  of
of Transfer              modernization   and/or   replace   ment  of   building,
                         equipment and signage as may be reasonably necessary to
                         permit  the  same  to  conform  to the  standards  then
                         prescribed  by American for  similarly  situated  store
                         operations.  Licensee  recognizes and acknowledges that
                         the   requirements  of  this  Paragraph  5.5  are  both
                         reasonable and necessary to insure continued public acceptance and patronage of, and to avoid deterioration or obsolescence in the business conducted hereunder.

                    PRODUCTS AND OPERATIONS STANDARDS AND REQUIREMENTS

               6. The following provisions shall control with respect to products and operations:

Authorized          6.1  Licensee's   business   shall   be   confined   to  the
Product Line             preparation and sale of only such products as from time
                         to time are  designated  and  approved by American  for
                         sale by  Licensees  which are  parties  to this form of
                         Operating  Agreement.  The  premises  upon  which  said
                         business  is  operated  shall not be used for any other
                         business  and  there shall  not be  sold or offered for
Also See Addendum        sale therefrom any  other product or service (excepting
to Paragraph 6.1         the   preparation,   storage   and  sale  of  Permitted
                         Products)  without  the  written  consent of  American.
                         Specifically,  but   without  limiting  the  foregoing,
                         alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises.

Approved Menu       6.2  Attached hereto as Appendix B is the currently approved menu for  Licensee's  retail  store.  American may from
                         time  to time  make  reasonable  modifications  to said
                         approved menu provided said  modifications  are made in
                         respect  to all  licensees  which  have  this  form  of
                         Operating Agreement and are located in similar areas of
                         the  country.  In  addition,  Licensee may from time to
                         time request variation from
                         the  currently  approved menu.  Such  variations  shall
                         only  be  made   with  the  prior  written  consent  of
                         American.

Authorized          6.3  Licensee  shall  use in  preparing  products  only such
Ingredients,             ingredients,  formulas and supplies as are specified by
Formulas,                American and in such  portions,  sizes,  appearance and
Supplies,                packaging as are set forth in  American's  most current
Preparation;             "Store  Management   Operations  Manual"  and  "product
Subject to Change        preparation  charts".  Copies  of  the  current  "Store
by American              Management  Operations Manual" and "product preparation
                         charts"  have been  supplied  to  Licensee  by Licensor
                         contemporaneously  with the execution of this Operating
                         Agreement.  Licensee acknowledges and agrees that these
                         may be changed  from time to time by American  and that
                         Licensee is obligated to conform to the requirements as
                         so  changed  from  time to time.  All  other  supplies,
                         including  cones,  cups,  containers,  eating utensils,
                         napkins,  and all other customer  service  materials of
                         all  descriptions and types shall meet the standards of
                         uniformity   and  quality  as  now  or  hereafter   are
                         reasonably set by American. Licensee shall be furnished with lists of approved equipment, supplies, ingredients and services.

Serving and         6.4  All sales  promotion  material,  customer  "good  will"
Promotion Items          items, cartons,  containers,  wrappers and paper goods,
                         eating and serving utensils, customer convenience items
                         (including napkins,  baby bibs and disposal containers)
                         used in the sales  promotion,  sale and distribution of
                         all products covered by this Operating Agreement shall,
                         where   practicable,   contain   one  or  more  of  the
                         Trademarks and indicate that it is produced and sold under the authority of American and shall be subject to approval by Licensor or American before being used.

Maintenance         6.5  Licensee's   said   business   shall  be  operated  and
and Sanitation           maintained at all times in compliance  with any and all
                         applicable health and sanitary standards  prescribed by
                         American,  Licensor and by governmental  authority.  In
                         addition  to  complying  with such  standards,  if such
                         store  shall  be  subject  to any  sanitary  or  health
                         inspection by any governmental  authorities under which
                         it may be rated in one or more than one classification,
                         it shall be  maintained  and operated so as to be rated
                         in  the   highest   available   health   and   sanitary
                         classification with respect to each governmental agency inspecting the same.

Inspection and      6.6  American,  Licensor or the authorized representative of
Recommendation           either shall have the right to enter  Licensee's  store
                         at all reasonable times during the business day for the
                         purpose of making periodic  inspections to ascertain if
                         all the  provisions  of this  Operating  Agreement  are
                         being observed by Licensee
                         and  to   inspect   Licensee's   said  store  land  and
                         equipment,   and  to  test,   sample  and  inspect  his
                         supplies,  ingredients  and  products,  as  well as the
                         storage,  preparation and  formulation  thereof and the
                         conditions  of  sanitation   and   cleanliness  in  the
                         storage, production, handling and serving thereof.

Period of           6.7  Licensee's  store  shall be  opened to the  public  and
Operation                operated  twelve  months  per year and at least  twelve
                         hours each day of the year. Any variance from this provision must be authorized in writing by Licensor.
                         Acts of God, war, strikes or riots preventing Licensee from temporarily complying with the foregoing shall to that extent suspend compliance therewith.

Notice of           6.8  Licensee acknowledges that he is aware of the fact that
Existence of             present  licensees  of Licensor  and  American  operate
Different Forms          under a number of different forms of agreement and that
of License               consequently  Licensor's and American's obligations and
Agreements               rights in  respect  to  their respective  licenses  may
                         differ materially in certain instances.

                       PERSONNEL AND SUPERVISION STANDARDS

               7. The following provisions and conditions shall control with respect to personnel, training and supervision:

Management          7.1  Licensee   shall  adopt  and  use  as  his   continuing
System                   operational   routine  the   standard   "Dairy   Queen"
                         management system as well as American's  standards with
                         respect to product preparation, merchandising, employee
                         recruitment   and  training,   equipment  and  facility
                         maintenance and sanitation. From time to time American will revise these programs to meet changing conditions of retail operation in the best interest of "Dairy
                         Queen" retail stores, and Licensee shall adopt and implement any such changes.

Training            7.2  Licensee   shall,   at   Licensee's   expense,   attend
                         American's  store  management  training  program,  at a
                         place  to be  designated  by  American,  prior  to  the
                         opening  of  Licensee's  store.  In the event  Licensee
                         fails  to  complete  such  training  to the  reasonable
                         satisfaction  of American  or  Licensor,  Licensor  may
                         within  thirty  (30)  days   thereafter   declare  this
                         Agreement   null  and  void   whereupon   all  deposits
                         including the franchise fee shall be returned to Licensee. If during the term hereof Licensee operates said store with a manager other than himself, Licensee shall, at Licensee's expense, cause such person to attend and successfully complete such training program.

Staffing            7.3  Licensee shall hire and supervise efficient, competent, sober and courteous operators and employees for the operation of the busi-. ness and set and pay their wages, commis- sions and incentives with no liability there- for on American or Licensor. Licensee shall require all his employees to work in clean uniforms approved by Licensor but furnished at the cost of Licensee or his employees as Licensee may determine. No employee of Licensee shall be deemed to be an employee of Licensor or American for any purpose(s) whatsoever.

Internal            7.4  Licensor shall provide or make available to Licensee an
Training                 in-store  training  program  for all  store  employees.
Program                  Licensee  shall  train and  periodically  re-train  all
                         store employees using the training aids made available by Licensor. From time to time, American will revise such training materials and aids and it or Licensor make the same available to Licensee for purchase.

Attendance at       7.5  Licensee,   or  manager  of  Licensee,   at  Licensee's
Meetings                 expense,  shall attend at least one national,  regional
                         or approved local marketing area meeting each year which Licensor and/or American originates for and on behalf of "Dairy Queen" operators to set forth new methods and programs in store operation, training, management, sales and sale promotion programs. Licensor further strongly recommends that key employees of Licensee also attend such meetings.

                            SALES PROMOTION PROGRAMS

Sales Promotion     8.1  Licensor and Licensee, together with other licensees of
Programs and             American,   shall  cooperate  in  the  sales  promotion
Payment to               programs of approved  products.  To this end,  American
American of              has reserved the right to establish and organize  sales
Expenses for             promotion  programs  from  time  to time  and  Licensee
Adminstering             agrees to pay to Licensor for  remittance to American a
Same                     sales  promotion  program fee as set forth in Paragraph
                         9.1  hereof.  Licensee  acknowledges  and  agrees  that
                         American  has had in the past,  and shall in the future
                         have, the discretion to determine expenditures of funds
                         collected in respect to sales promotion programs and as
                         to the  selection  of  the  promotional  materials  and
                         programs   for  which  said   expenditures   are  made,
                         provided,  however,  that  American  shall  make a good
                         faith  effort to expend such funds in the general  best
                         interest   of   participating    licensees.    Licensee
                         acknowledges  and agrees that  American may  compensate
                         itself  and/or  its   affiliates  for  the  expense  of
                         administering such sales promotion programs. Licensor shall advise Licensee annually of American's expenses in administering said sales promotion programs.

Sales Promotion     8.2  Licensee shall only use such sales promotion program or
Materials                other advertising materials as are furnished,  approved
                         or  made  available  by  or  through   American.   Said
                         materials shall be used only in a manner prescribed by American. American shall not unreasonably withhold approval of any reasonable sales promotion materials.

Yellow Pages        8.3  Licensee   shall,   if  requested  by  Licensor,   list
                         separately,  or participate in a listing, in the Yellow
                         Pages of his local telephone directory containing such copy as may reason- ably be specified by Licensor. The cost of such listing shall be paid by Licensee, or by Licensee and other participating licensees in the case of a joint listing. Licensor shall not specify an unreasonably expensive listing.

                    FEES, REPORTING AND FINANCIAL MANAGEMENT

Service, Set-up,    9.1  Licensee  shall pay to Licensor as a service and set-up
Franchise,               fee $ 0 of which $ 0 has been paid  upon the  execution
License and              of this  Agreement  and a balance  of $ O is payable in
Sales Promotion          accordance  with  the  terms  of  Appendix  C  attached
Program Fees             hereto.  Said  service  and set-up fee is  intended  to
                         compensate  Licensor  for its  expenses  incurred,  and
                         services   rendered  in  establishing  and  setting  up
                         Licensee's initial operation. In addition to said service and set-up fee, during the full term of this Operating Agreement, and in consideration of the rights granted hereunder, Licensee shall pay to Licensor as license fee in respect to the rights granted herein a sum equal to 4% of gross retail sales, exclusive of retail sales taxes, of all products, goods and wares of every kind and nature sold from, or in connection with the operation of, Licensee's "Dairy Queen" retail store, including, but without limiting the generality of the foregoing, sales of all products of any of the Trademarks as well as sales of other merchandise whether or not identified by other brand names and which may be authorized for sale by American or Licensor from time to time; provided, notwithstanding the foregoing, that no such continuing license fee shall be payable with respect to sales of Permitted
                         Products. in addition, Licensee shall pay to Licensor for remittance to American a sales promotion fee to be expended in accordance with the provisions of Paragraph
                         8.1. The sales promotion fee shall be a sum equal to not less than 3% nor more than 5% of Licensee's gross retail sales net of sales taxes (excluding sales of Permitted Products). Licensor shall determine and notify Licensee of the exact percentage prior to the first day of each fiscal year of Licensor
                         (except no notification will be given with respect to any year for which the percentage is to be unchanged from the preceding year). Such percentage shall be the same as that to be employed during such succeeding year by the majority of "Dairy Queen" licensees within the marketing area as determined by American within which Licensee's store is located.

Computations        9.2  All amounts due and owing  hereunder  shall be computed
and Remittances          at the end of each month's operation and remittance for
                         the same shall be made to Licensor on or before the fourteenth day of the following month accompanied by the reports provided for in Paragraph 9.4 hereof. The computation of said amounts shall be certified and sworn to by Licensee in the manner specified by Licensor and Licensee shall supply to Licensor such supporting or supplementary materials as Licensor may reasonably require to verify the accuracy of such remittances.

Surcharge           9.3  At Licensor's option,  Licensor may require Licensee to
Method of                pay to  suppliers of mix,  meat and other  products and
Precollection            ingredients  used  in the  conduct  of the  business  a
                         surcharge on all units of such commodities purchased by
                         Licensee. Said surcharge shall be paid to such supplier
                         by   Licensee   at  the  time  of   purchase   of  such
                         commodities.  Said  surcharge  shall be  established by
                         Licensor at a reasonable  rate so as to approximate the
                         amount of  license  fee and sales  promotion  fee which
                         will be payable by Licensee.  Said  surcharge  shall be
                         paid to said  supplier or suppliers  for the account of
                         Licensor,  the same to be  regarded by the parties as a
                         method  of  precollection  of said  license  and  sales
                         promotion  fees.  The  amounts  so  collected  shall be
                         credited  by  Licensor  against  the  license and sales
                         promotion fees due from Licensee to Licensor at the end
                         of each month's  operations.  Licensor  shall submit to
                         Licensee   on  a   monthly   or   quarterly   basis   a
                         reconciliation of said license and sales promotion fees
                         account setting forth the credits to Licensee's account
                         by  reason  of  amounts   collected   for  Licensor  by
                         suppliers by way of the aforesaid surcharge method. In the event Licensee shall fail to submit reports in accordance with Paragraph 9.4, Licensor may make said reconciliation of amounts due in conformance with its best judgment with regard to said amounts due and same shall be conclusive as to the amounts due Licensor from Licensee unless within a period of ten (10) days after mailing of said reconciliation to Licensee by Licensor, Licensee provides evidence in a form satisfactory to Licensor of the correct amounts due.

                         Licensee shall pay such amounts, if any, determined to be owed pursuant to Licensor's reconciliation within ten (10) days after a mailing of notice to Licensee by Licensor. If Licensor determines that Licensee has over-paid license or sales promotion fees on the surcharge basis, Licensor shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

Reports and         9.4  Licensee  shall keep true  records  from which all sums
Records                  payable  under this  Agreement and the dates of accrual
                         thereof may be readily determined.  Licensee shall make
                         written  reports to  Licensor  in such form as Licensor
                         may from time to time  prescribe  within  fourteen (14)
                         days after the end of each  month's  operation  setting
                         forth the amount of gross sales of all  products  from,
                         or in connection  with the operation of, said store and
                         the business  thereof during said month. In addition to
                         the   foregoing,   and  in   addition   to  such  other
                         information  as Licensor may from time to time require,
                         said  monthly  report  shall  accurately  set forth the
                         total  number of  gallons of mix,  the total  number of
                         pounds  of  meat,  and  the  quantity  of  other  basic
                         commodities used during said month and the sources from
                         which  said  mix,  meat  and  other   commodities  were
                         purchased   together  with  a  complete   statement  of
                         Licensee's  cost of  labor,  utilities,  rent  and each
                         other  cost  of  operation.  For  the  purpose  of said
                         reports  the date of use of such  mix,  meat and  other
                         commodities  shall be deemed to be the date of  receipt
                         at the  store.  Licensor,  American  or the  authorized
                         representative  of either  shall  have the right at all
                         times  during  the  business  day to  enter  Licensee's
                         premises where books and records relative to said store
                         are kept, and to inspect, copy and audit such books and
                         records. In the event that any such inspection or audit
                         reveals a variance of 3% or more from data  reported to
                         Licensor or  American,  in addition to any other rights
                         it may have,  Licensor  or American  may  conduct  such
                         further   periodic   audits   and/or   inspections   of
                         Licensee's  books and records as it reason-  ably deems
                         necessary  for  up to  one  year  thereafter  and  such
                         further   audits   and/or   inspections   shall  be  at
                         Licensee's sole expense including without limitation reasonable professional fees, travel and room and board expenses directly related thereto.

Financial           9.5  Licensee  agrees to employ sound  financial  management
Planning and             practices  in  connection  with the  operation  of said
Management               business  and to that end  Licensee  shall  maintain on
                         forms approved or provided by Licensor or American

Also See Addendum
to Paragraph 9.5
                         a monthly profit plan, a monthly profit and loss statement and a monthly balance sheet accurately reflecting the operations and condition of said business. In addition to the foregoing, Licensee shall employ such methods of recordkeeping, bookkeeping and reporting as Licensor shall from time to time reasonably require and copies of all monthly profit plans, profit and loss statements, sales summaries and breakdowns for the preceding month shall be forwarded to Licensor on or before the fourteenth day of the following month.

                    9.6 Licensee agrees to pay promptly, when due, all taxes and assessments that may be assessed against said premises or the equipment or supplies used in connection with Licensee's business, all liens and encumbrances of every kind and character created or placed upon or against any of said property and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of said business. In the event Licensee should default in making any such payment, Licensor shall be authorized but not required, to pay the same on Licensee's behalf and Licensee's covenants promptly to reimburse Licensor on demand for any such payment. to Licensor by the same arise this Paragraph vision of this interest at 12% per annum and all amounts owing Licensee hereunder, whether under the provisions of 9.6 or under any other pro Agreement, shall bear annum or the maximum rate permitted by law, whichever is less, from and after the date of accrual thereof.

Timely              9.7  The default by  Licensee  in the timely  payment of any
Payment                  indebtedness  owing to Licensor and/or American,  or to
                         any  affiliates  of Licensor  and/or  American,  or the
                         default by Licensee in the payment of any  indebtedness
                         of Licensee with respect to which  Licensor or American
                         or any of Licensor's and/or American's  affiliates is a
                         guarantor,   co-signer,   endorser  or  obligor,  shall
                         constitute  a  breach  of  this  Operating   Agreement,
                         rendering the same subject to termination in accordance with the provisions of Paragraphs 10.1 and 10.2 hereof.

Insolvency,         9.8  In the event that  Licensee  be declared  insolvent  or
Etc.                     bankrupt, or in the event a receiver is appointed, this
                         Operating Agreement shall automatically terminate as of the date of such declaration or appointment.

Liability and       9.9  Licensee  hereby  waives  all claims  against  Licensor
Insurance                and/or  American for damages to property or injuries to
                         persons  arising  out of the  operation  of  Licensee's
                         business,   and  Licensee  shall   indemnify  and  save
                         Licensor  and/or  American  and/or  the  affiliates  of
                         either harmless of and from
                         any damage or injury to  property  or  persons  arising
                         from  or in  connection  with  the  operation  of  said
                         business or the  consumption  of the  product  thereof.
                         Licensee  further  agrees to purchase  and  maintain in
                         full  force  and   effect   during  the  term  of  this
                         Agreement,   at  Licensee's  sole  expense,   liability
                         insurance in an aggregate amount not less than $300,000
                         insuring Licensee, Licensor and American from li4 ability for any and all such damage or injury and Licensee further agrees to deliver to Licensor a proper certificate evidencing the existence of such insurance coverage and Licensee's compliance with the provisions of this paragraph and which provides that Licensor and American will be given thirty (30) days prior written notice of material change, termination or cancellation of the policy. Said insurance coverage shall commence as of the date Licensee commences operating a "Dairy
                         Queen"  retail  store or as of the date the  Authorized
                         Location is first identified as a site on which a "Dairy Queen" retail store will be operated, whichever shall first occur.

Assignment and      9.10 Licensee  agrees  not to  transfer,  assign or alienate
Transfer                 his interest herein or  hereunder in  whole or  in part
                         without the prior written  consent  of Licensor,  which
                         consent  shall  not  be   withheld  unreasonably,   but
                         Licensor may insist that  any proposed assignment be an
Also See Addendum        assignment of all of Licensee's  interest hereunder and
to Paragraph 9.10        that any proposed  assignee be a person,  in Licensor's
                         reasonable   judgment,   qualified  to  provide  active
                         supervision   over  the  operation  of  said  store  in
                         compliance  with Licensee's  obligations  hereunder and
                         who has  sufficient  net worth and  sources  of capital
                         which meet Licensor's then current  requirements  for a
                         store  operation of the type  contemplated by this form
                         of  agreement.  In the event  Licensee's  said interest
                         should be so  transferred  or assigned,  Licensee shall
                         pay to Licensor contemporaneously  therewith the sum of
                         One  Thousand  Five  Hundred  Dollars  ($1,500),  or an
                         amount  equal to one-half  of the license  fees paid or
                         payable by  Licensee  in respect of  operations  in the
                         twelve (12)  months  ending with the month prior to the
                         month in which the assignment is approved, whichever is
                         the greater  amount,  as a fee for the preparation of a
                         new  Operating   Agreement  in  assignee's   name,  for
                         Licensor's  assistance  in reset-up of the retail store
                         and  for  any  and  all  other  expenses  incurred  and
                         services   rendered  by  Licensor  in  effecting   said
                         tran@fer.  In the  event  of any such  assignment,  the
                         assignee,  as a condition  of Licensor  approving  such
                         assignment,   must   attend   and  to  the   reasonable
                         satisfaction of Licensor
                         successfully    complete,    at   assignee's   expense,
                         American's  training  program  at  American's  training
                         center.  In  the  event  Licensee  is  a   corporation,
                         partnership or other entity,  any transfer or transfers
                         of  stock  (or  other  form   of  ownership   interest)
                         constituting  in the aggregate  a controlling  interest
                         in Licensee shall be  subject to the consent,  transfer
                         fee  and  all  other  applicable   provisions  of  this
                         Agreement. Licensor may withhold its consent to any proposed transfer until all amounts owed by Licensee to Licensor, American, the affiliates or subsidiaries of either and approved "Dairy Queen" suppliers have been paid in full.

Offsets             9.11 Licensee  waives any and all existing and future claims and offsets against any amounts due hereunder, which amounts shall be paid when due. Licensor and American shall be entitled to apply or cause to be applied against amounts due to either of them or any of their respective affiliated com- panies any amounts which may from time to time be held by either of them or their respective affiliates on Licensee's behalf or be owed to Licensee by Licensor or American or their respective affiliates.-

                               CONTRACT VIOLATION

Remedies,      10.  In the  event of any  dispute  between  the  parties  hereto
Arbitration         arising under,  out of, in connection with or in relation to this  Agreement,  said  dispute  shall be  submitted  by the parties to binding  arbitration in accordance with the Rules and  Procedures  and  under  the  auspices  of the  American
                    Arbitration Association. The arbitration shall take place at the  capital  of the  state of the  Authorized  Location  of
                    Licensee or at such other place as may be mutually agreeable to the  parties.  The decision of the  arbitrators  shall be
                    final,and  binding  on  all  parties.   Notwithstanding  the
                    foregoing, Licensee recognizes that his "Dairy Queen" store is one of a large number of stores similarly situated and selling to the public similar products, and hence the failure on the part of a single licensee to comply with the terms of his Operating Agreement could cause irreparable damage to Licensor, American and/or to some or all other
                    "Dairy Queen" licensees. Therefore, it is mutually agreed that in the event of a breach or threatened breach of any of the terms of this Operating Agreement by Licensee, Licensor shall forthwith be entitled to an injunction restraining such breach and/or to a decree of specific performance without having to show or prove any actual damage, together with recovery of reasonable attorney's fees and other costs incurred in obtaining said equitable relief, until such time as a final and binding determination is made by the arbitrators. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies and rights which Licensor might otherwise have by virtue of any breach of this Agreement by Licensee.

Breach of           10.1 Licensee  shall be in  default  hereunder  if  Licensor
Contract                 determines  that  Licensee has made any false report to
                         Licensor,  or has  failed  to pay when due any  amounts
                         owed to Licensor,  or has in Licensor's judgment in any
                         other way breached any of the terms of this  Agreement,
                         including  but  not  limited  to,   failing  to  submit
Also See Addendum        required  reports,  failing to meet any requirements or
to Paragraph 10.1        specifications  established  with  respect  to  product
                         quality, physical property, conditions or equipment or materials used, products manufactured, menu or use of approved products, packages or promotional materials.
                         Failure of Licensee to pay to Licensor any past due amount owed within fourteen (14) days of Licensor's written notice of default therein shall be construed as Licensee's voluntary abandonment of this Agreement and the franchised business hereunder operated.

                    10.2 Except as hereinafter provided,  failure of Licensee to cure a default by Licensee  hereunder  within  fourteen
                         (14) days from the date of a written  notice of default
                         mailed or delivered to Licensee, which notice states to
                         such  default,   shall  give  Licensor  good  cause  to
Also See  Addendum       terminate   this   Agreement.   Termination   shall  be
Paragraph 10.2           accomplished  by  mailing  or  delivering  to  Licensee
                         written notice of termination, which notice shall state
                         the  grounds  therefore  and  shall  be  effective  (i)
                         immediately  in any case of  voluntary  abandonment  of
                         this Agreement by Licensee of conviction of Licensee of
                         an offense directly  related to the business  conducted
                         hereunder;  or (ii)  sixty  (60) days after the date of
                         such  notice  of   termination   in  all  other  cases;
                         provided,   however,  that  notwithstanding  any  other
                         provision of this  Paragraph 10, this  Agreement may be
                         terminated immediately upon failure of Licensee to cure
                         within  twenty-four  (24) hours of notice  thereof  any
                         default under this Agreement which  materially  impairs
                         the good will associated with any of the Trademarks. In
                         addition  to  the  foregoing,  this  Agreement  may  be
                         terminated by Licensor upon any ground or by any period
                         of  notice  as may be  permitted  from  time to time by
                         applicable law or regulation.  Any notice of default of
                         termination shall be personally  delivered or be mailed
                         by  certified  or  registered   mail,   return  receipt
                         requested, postage prepaid.

Land, Building      10.3 Subject to the provisions of Paragraph 5.4 hereof,  any
Lease, or Failure        failure to  rebuild or repair and reopen for  operation
to Reopen                Licensee's  destroyed  or damaged  store or store whose
                         lease has been terminated or not renewed within one year of the date of occurence of such termination, destruction or damage, shall automatically terminate this Operating Agreement.

                               TERMINATION RIGHTS

               11.  Upon the termination of this Operating Agreement:

Reversion of        11.1 All rights to the use of the  Trademarks  and the right
Trademark                and license to conduct said business at the  Authorized
Rights                   Location  shall revert to Licensor  and Licensee  shall
                         immediately cease all use of the Trademarks and pay all monies due at said date. Licensee shall promptly and at his own expense remove or obliterate all store signage and displays furnished to Licensee by Licensor and shall remove or obliterate and thereafter discontinue all use of any signage or displays at the Authorized
                         Location or in his possession bearing any of the Trademarks or names or material confusingly similar to any of the Trademarks.

                    11.2 All right,  title and  interest  of  Licensee in and to this Operating Agreement shall become the property of Licensor.

Purchase            11.3 Licensor shall have the first option to purchase any or all equipment, fixtures, furnishings or supplies, of whatever kind, owned by Licensee and used by him in the production of the "Dairy Queen" product, or any of the other approved products under any of the Trademarks hereunder at a price determined by a qualified appraiser selected with the consent of both parties. if the parties cannot agree upon the selection of such an appraiser he shall be appointed by a Judge of the United States District Court of Licensee's Authorized Location upon petition of either party. Said option to purchase may be exercised by Licensor at any time within thirty (30) days from the date of such termination or within thirty (30) days after the date of the receipt by Licensor of the appraiser's determination, whichever shall be the later date, and shall not be impaired or terminated by the attempted sale or other transfer of any such equipment or supplies by Licensee to a third party. Upon the exercise of such option and tender of payment for any such equipment or supplies, Licensee agrees to sell and deliver the same to Licensor free and clear of all encumbrances, and to execute and deliver to Licensor a bill of sale therefore. -18-

Non-Compete         11.4 Licensee shall not directly or indirectly engage in any competitive business within 2,000 yards of the Authorized Location for a period of one year after said date of termination of this Agreement except through a Bowlin' s or an af filiate in operation at the time of signing.

                               PERMITTED PRODUCTS

               12. It is mutually understood and agreed that the store facilities and operations of Licensee hereunder may include in addition to "Dairy Queen" or "Dairy Queen/Brazier" food and beverage service the sale of various other products not identified or designated by Company's Trademarks, including, but not limited to, motor vehicle fuel, oil and related automotive products, souvenir-type products, tobacco products, sundries, and packaged food products not intended for consumption on the premises where sold and which are not competitive with food and beverage products identified or designated by the Trademarks (all of said products collectively referred to in this Agreement as "Permitted Products"). In order to prevent public confusion, preserve and protect the Trademarks and establish the principles which shall govern Licensee's sale of Permitted Products and usage of the Trademarks, the parties agree that notwithstanding any provision of this or any other Agreement to the contrary, the following provisions shall control with regard to Permitted Products:

                    12.1 Licensee may sell Permitted  Products from its licensed store. Licensee may use in the business operated hereunder in the manner and to the extent permitted by this Agreement marks and names identifying Permitted Products.

                    12.2 The  Trademarks  shall not under any  circumstances  be used to identify or designate Permitted Products or any other productcs) for which use of the Trademarks has not been specifically authorized by American. Permitted Products shall be sold only from physical facilities (such as a different area, room or building) which are clearly distinct and apart from the "Dairy Queen" retail store.

                    12.3 No  product   shall  be  sold  from  any  part  of  any
                         sublicensed store's site which detracts or threatens to detract from the reputation or goodwill of the "Dairy Queen" trade name or any of the Trademarks. Licensor shall have the right to direct Licensee to remove from the store and discontinue the sale of any product item or items which in American's good faith judgment violates the quality standard of the preceding sentence. No product shall under any circumstances be sold from the "Dairy Queen" portion of the licensed store which has not received the specific prior approval of Licensor.

                    12.4 A building design and related facility standards, based upon American's existing design and specifications for "Dairy Queen"/ "Brazier" stores, shall be developed by mutual consultation and agreement, which shall take into account the particular requirements for a "Dairy Queen" or "Dairy Queen"/"Brazier" facility to be situated along an Interstate highway. Licensee shall comply strictly with the design and facility standards developed hereunder.

                    12.5 Notwithstanding  Paragraph  8.2  hereof,  Licensee  may employ off-site advertising media such as billboards and radio commercials, provided such advertising is approved by Licensor and American, and provided further that no such advertising shall be used which creates or fosters any confusion as to the identity, source or quality of goods identified or designated by the Trademarks. Licensor acknowledges that it may be necessary to share extant billboard space with an existing Stuckey's, Wayfara or other store, and Licensor requires that advertising for the "Dairy Queen" store be as visually and physically separate from the other advertising as is feasible.

                    12.6 Because the "Dairy Queen" store hereunder may also sell
                         Permitted Products, the parties agree that notwithstanding any other provision of this Agreement or any other contract between the parties, Licensor deems it to be necessary and desirable, to permit the following:

                          a.   To allow Licensee to sell  Permitted  Products in
                               conjunction   with  a  "Dairy  Queen"  or  "Dairy
                               Queen"/"Brazier" store;

                          b. To allow the principal shareholders of Licensee and members of their immediate families to own any amount or class of stock or debt in any Bowlln's business;

                          c. To the extent and in the manner permitted hereunder, to allow Licensee to sell and to advertise Permitted Products in conjunction with products identified or designated by the Trademarks;

                          d. Subject to Paragraph 6.1 hereof, to relieve Licensee from the obligation with respect to Permitted Products, to purchase and use equipment, supplies, ingredients and services approved by American;

                          e. To allow Licensee to construct and equip its retail store in accordance
                               with   building   design  and  related   facility
                               standards developed under Paragraph 12.4 hereof;

                          f. To relieve Licensee: (i) from the obligation of using, in preparing or selecting Permitted Products, ingredients, formulas and supplies specified by American; (ii) from the obligation to observe, with respect to Permitted Products, the requirements relative to portions, sizes, appearance and packaging set forth in American's "Store Management Operations Manual" and "product preparation charts"; and (iii) with respect to Permitted Products, to allow the use of other supplies and customer service materials without regard to standards of uniformity and quality as are now or hereafter set by American;

                          9. To allow Licensee its principal shareholders or members of their immediate families to engage in a competitive business within 2,000 yards of the Authorized Location of the store licensed hereunder, as defined in the Operating Agreement, but only through a Bowlin's business; and

                          h. To relieve stockholders of this corporate Licensee from the obligation of personally guarantying the obligations of Licensee under the Operating Agreement. Sale or transfer of this License to another corporation shall include the then customary guarantees required of corporations.

                               GENERAL PROVISIONS

                    13.1 In the event any one or more clauses of this  Agreement shall be held to be void or unenforceable for any reason by any court of competent jurisdiction such clause or clauses shall be deemed to be separable and of no force or effect in such jurisdiction and the remainder of this Agreement shall be deemed to be valid and in full force and effect, and the terms of this Operating Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

                    13.2 Any  waiver by  Licensor  of any  breach or  default by
                         Licensee shall not be deemed to be a waiver of any other or subsequent breach or default nor an estoppel to enforce its rights in the event of any other or subsequent breach.

                    13.3 This Agreement,  and the  application  form executed by
                         Licensee requesting Licensor
                         to enter into this Agreement, constitute the sole agreement between the parties with respect to the entire subject matter of this Operating Agreement and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. There are no representations of any kind except as contained herein and in the aforesaid application.

                    13.4 Except as  otherwise  provided in this  Agreement,  any notice, demand or communication provided for herein shall be in writing, signed by the party giving the same, deposited in the registered or certified United States mail, return receipt requested, postage prepaid, and;

                          a. If intended for American shall be addressed to American Dairy Queen Corporation at 5701 Green Valley Drive, Minneapolis, Minnesota, 5S437;

                          b. If intended for Licensor shall be addressed to Licensor at the address hereinabove set forth;

                          c. If intended for Licensee, shall be addressed to Licensee at the Authorized Location hereinabove designated;

                         or to such other address as may have been given to the other party by notification as herein provided.

                         Notices for purposes of this Agreement shall be deemed
**Refer to Addendum to   to  have  been  received **
    Paragraph 13.4

                    13.5 If Licensee consists of two or more  individuals,  such individuals shall be jointly and severally liable and references to Licensee in this Agreement shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity. Headings and captions contained herein are for convenience of reference only and shall not be taken into account in construing or interpreting this Agreement.

                    13.6 Subject to the terms of  Paragraph  9.10  hereof,  this
                         Agreement  shall  be  binding  upon  and  inure  to the
                         benefit of the administrators, executors, heirs, successors and assigns of the parties.

                    13.7 This Agreement shall be effective only when approved by an officer of American and shall be governed by and interpreted in accordance with the law of the state in which the Authorized Location is Located.

                    13.8 This Agreement  shall be deemed to be amended from time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing "Dairy Queen" Operating Agreement the date first above written.

                                     LICENSEE

                                     Bowlin's Inc.
                                     -------------------------------------------


ATTEST:                              By: M.L. Bowlin
                                         ---------------------------------------

Signature Illegible                  Its: President
--------------------------           -------------------------------------------
                                     LICENSOR

ATTEST:                              INTERSTATE DAIRY QUEEN CORPORATION
                                     -------------------------------------------


Cathryn E. Campbell                  By Signature Illegible
--------------------------              ----------------------------------------
                                        Its President
                                        ----------------------------------------

                                     APPROVED:

                                     AMERICAN DAIRY QUEEN CORPORATION


                                     By Signature Illegible
                                        ----------------------------------------
                                        Its  Vice President
                                             -----------------------------------

                                                 I-10 & Exit 62 Approx. 20 Miles
                                                 West of Deming, NM


                                                 DATE:  ________________________
                                                 INITITALS:_____________________



              SALES PROMOTION PROGRAM FEE ADDENDUM TO PARAGRAPH 9.1
                      OF "DAIRY QUEEN" OPERATING AGREEMENT

Licensee is obligated to pay sales promotion fees as specified in Paragraph 9.1 of the Agreement.

However, in recognition that Licensor's Licensees in the past have expended more than 3% of sales on sales promotion (primarily in an outdoor setting in order to attract highway travellers), American and Licensor have temporarily without prejudice allowed ADI #0069 Licensees to retain all or a portion of sales promotion fees and to credit certain sales promotion expenditures against these fees provided that:

     (1.) Such expenditures are certified annually as specified in each fiscal year's ADI #0069 Requirements Bulletin, and;

     (2.) Unspent portions of the fiscal-year sales promotion fee are remitted to Licensor by January 31 of the following year.

Events in American's and Licensor's exclusive discretion and judgement may, in the future, require, and Licensee hereby agrees to make, full and regular monthly payments of the sales promotion program fee to Licensor or American.

Licensee is obligated to participate  annually in the Annual  Marketing  Program
(AMP) and the Interstate Marketing Program (IMP) each year that these programs are in effect. In cases where Licensee pays all, or a portion, of the sales promotion fee monthly to Licensor, the annual AMP and IMP fees will be paid from amounts remitted to Licensor. The AMP fee will then be forwarded by Licensor to American. In cases where Licensee does not pay sales promotion fees monthly to Licensor, but instead retains them for local expenditure as specifed above, Licensee shall remit the AMP and IMP annual fees to Licensor upon being invoiced for these fees. Licensor will forward the AMP fee to American. Such AMP and IMP fees are certifiable expenditures that can be credited against the total sales promotion fee due for that fiscal year.

                                                 I-10 & Exit 62 Approx. 20 Miles
                                                 West of Deming, NM


                                                 DATE:  ________________________
                                                 INITITALS:_____________________


         ADDITIONAL STORE DEVELOPMENT PROGRAM ADDENDUM TO PARAGRAPH 9.10
                    OF THE "DAIRY QUEEN" OPERATING AGREEMENT

In the event of any assignment of the franchise, transfer of assets or stock of the franchisee, or change of management of franchisee which requires the prior approval of Licensor, Licensor may at its election require Licensee to pay a transfer fee in addition to that fee specified in Paragraph 9.10. This supplemental fee is based on the following formula:

TRANSFER & ASSIGNMENT WITHIN                         SUPPLEMENTAL TRANSFER FEE

   One Year of Opening                                        $25,000
   First Year to Second Year                                   18,000
   Second Year to Third Year                                   13,000
   Third Year to Fourth Year                                    9,000


The supplemental transfer fee reimburses Licensor for the loss of the service and set-up fee of $25,000 in respect to a "Dairy Queenlt/"Brazier" operation, which was waived in connection with Licensor's Additional Store Development Program, inasmuch as said program is intended to promote development and operation of additional stores by a seasoned Licensee.

                                  APPENDIX "A"

Licensee has the right to use the following trademarks and service marks In accordance with the attached Operating Agreement.

This Appendix "A" may be amended by Company from time to time in order to make available additional trademarks or service me unavailable. Licensee agrees to use only those trademarks and service marks which are mark* or to delete those which then currently authorized.

  DAIRY QUEEN(R)                         DQ(R)
  BRAZIER(R)                             DAIRY QUEEN IN ELLIPSE LOGO(R)
  MR. MISTY(R)                           BROWNIE DELIGHT(R)
  MR. MISTY KISS(R)                      THE CONE WITH THE CURL ON TOP(R)
  LET'S ALL GO TO THE DAIRY QUEEN(TM)    DESIGN:THE CONE WITH THE CURL ON TOP(R)
  FIESTA(TM)                             QUEEN'S CHOICE AND DESIGN(R)
  FULL MEAL DEAL(TM)                     DOUBLE DELIGHT(R)
  CHILI DOG SPLIT(R)                     STARKISS(R)
  PEANUT BUSTER(R) PARFAIT               BIG "Q"(R)
  FUDGE NUT BAR(TM)                      IT'S A REAL TREAT(TM)
  BANANA SUPREME(R)                      DQ CHIPPER SANDWICH(R)
  WE TREAT YOU RIGHT(R)                  BLIZZARD(R)
  MORE BURGER THAN BUN(R)                CHOCOLATE PEANUT BUTTER CRUNCH(TM)
  SUPER DOG(TM)                          MR. MALTIE(R)
  ROYAL BANANA SPLIT(TM)                 DQ CHOCOLATE CHIP COOKIE SANDWICH(R)
  SNAK DEAL(TM)                          CHOCOLATE MOUNTAIN SUNDAE(R)
  BUSTER BAR(R)                          BIG CONE AND DESIGN(R)
  DILLY(R) BAR                           DQWICH(R)
  DILLYWICH(R)

Each of the above trademarks and/or service marks must be used only in the manner specified by the Company and in connection with the goods and/or services specified by the Company. No deviations will be permitted.

4/88

(R) Reg. U.S. Pat. Office Am. D.Q. Corp. (TM)Trademark, Am. D.Q. Corp.


APPENDIX "B"                       Date:___________________  Initials:__________
Dairy Oueen'D /BrazierO
(Please attach to copy of current operating aiprooment)

Below is listed the approved menu of Company for Dairy Queens /BrazierO stores which is in current use and effect. Licensee is authorized to use this menu in accordance with the attached Operating Agreement.

This Appendix "B" may be amended by Company from time to time in order to make available additional products or to delete those which become unavailable. Licensee agrees to use only those products which are then currently authorized for use in Dairy Queen/Brazier stores.

Licensee shall use in preparing products only such ingredients, formulas and supplies as are specified by Company and in such portions, sizes. appearance and package as set forth in Company's most current "Store Management Operations Manual" and "Product Preparation Charts."

            Required                            Required                                 Required
            --------                            --------                                 --------
      Brazier(R) Food Items           Dairy Queen* Soft Serve Items                    Beverage Items
      ---------------------           -----------------------------                    --------------
Homestyle Hamburgers:                 Cones                                       A minimum of three carbonated
 Single                               Dipped Cones                                   soft drinks"
 Double                               Sundaes                                     Mr. Misty(R)
 Triple                               Shakes/Malts
     w/Lettuce and Tomato             Float
     w/Cheese                         Mr. Misty Float
DQ Homestyle(TM) Ultimate Burger      Freeze
HotDog                                Mr. Misty* Freeze                                Optional
     w/Chili                          Banana Split                                     --------
     w/Cheese                         Peanut Buster* Parfait                         Beverage Items
DQ Pounder-                           Nutty Double Fudges                            --------------
     w/chili                          Hot Fudge Brownie Delight*
     W/Cheese                         Blizzards Flavor Treats                     Soft Drink 32 fl. oz.
DQ Pounder Basket Deal(TM)              Home Pak:                                 Milk
Fish Fillet Sandwich                       Pint                                   Coffee
     w/Choose                         Novelties:                                  Hot Chocolate
Chicken Breast Fillet Sandwich             Dilly* Bar                             Iced Tea
     w/Choose                              Buster Bar and/or Fudge Nut Bar        Lemonade
French Fries                               DQ* Sandwich and/or DQwich             Diet Soft Drinks"
     Regular
     Large
Onion Rings
     Regular

      Optional                                       Optional
      --------                                       --------
 Brazier(R) Food Items                      Dairy Queen* Soft Serve Items
 ---------------------                      -----------------------------

Super Dog-                                 Cone 9 oz.
     W/Chili                               Dipped Cone 10 oz.
     w/Cheese                              Strawberry Shortcake
Basket Deals:                              Banana Supreme
     Chicken Breast Fillet                 Shake 'N Sundae
     Fish Fillet                           Parfait
     Pork Loin Fritter                     Soda
Polish Sausage                             Sundae 14 oz.
Barbecue Sandwich                          Float 21 fl. oz.
Chill BovA                                 Mr. Misty(R) Float 21 fl. oz.
Nachos                                     Freeze 21 ff. oz. -
Pork Loin Fritter                          Mr. Misty(R) Freeze 21 H. oz.
Chicken Nuggets                            Blizzard(R) Flavor Treat 32 fl. oz.
Fried Mushrooms                            Mr. Misty Klass and/or Starki
Turnover                                   DQ Chipper Sandwich* or
Prepackaged Lettuce & Tomato Salads        DQ Chocolate Chip Cookie Sandwich
Biscuit Breakfast                          DQ Push
Traditional Breakfast                      Low-Fat Soft Frozen Yogurt
Salad Bar...                               Dairy Queen* Frozen Cakes and
Onion Rings                                  Blizzards Pies
Mandatory for Franchise
     Large                                 Queen'& Cho@ Premium Hard
Agreement I after 2/86.
                                                lee Cr@.                )

*    Mr. Misty* contract stores only.

** All carbonated drinks must be of high quality in national distribution and made by a primary manufacturer.

*** These items are Optional menu additions to be sold only by Dairy Queen or Dairy Queen/Brazier store operators who have been certified to do so by American Dairy Queen Corporation or a Territory Operator for store franchise owners franchised directly by them in their respective area. The product weights portions for these items are filled in the r product preparation procedure* from ADQC.

4/86 Note: The Dairy Queen soft serve and Braizer food and beverage items listed on the National Optional Menu, shown above, may be sold by Licensee if Licensee desires to do so, but are not required to be sold.

(R)  Reg. U.S. Pat. Off., Am. D.Q. Corp.

                                                          DATE:_________________

                                                        INITIALS:_______________

                        APPENDIX D: ADDITIONAL ADDENDA TO
                   "DAIRY QUEEN" OPERATING AGREEMENT DATED ___/___/___

1. PARAGRAPH 4.6 (page 6). Licensor advises that the purpose of this paragraph is full disclosure.

2. PARAGRAPH 6.1 (page 7). Licensee sells packaged alcoholic beverages intended for off-premise consumption in Licensee's store building adjoining the "Dairy Queen"/"Brazier" store. Licensee will not dispense alcohol intended for on-premise consumption from the adjoining non-"Dairy Queen"/"Brazier" store and will not sell any alcoholic beverages from the "Dairy Queen"/"Brazier" store.

3. PARAGRAPH 9.5 (pages 13 & 14). Licensor will allow Licensee to submit monthly the profit and loss statement and consolidated balance sheet generated by Licensees in-house computer in lieu of American's standard profit and loss statement form, provided Licensee's form identifies a separate "Dairy Queen"/"Brazier" profit center.

4. PARAGRAPHS 10.1, 10.2 AND 13.4 (pages 17 & 22). Licensor will mail any notices specified in said paragraphs via certified mail, return receipt requested. For purposes of this Agreement, notice will be deemed to have been received by Licensee on the earlier of the date of delivery or the date of the first attempted delivery as indicated on the return receipt. In the absence of a noted delivery date or a noted attempted delivery date, notice will be deemed to have been received 15 days from the noted date of mailing.

                                    AGREEMENT

     THIS AGREEMENT made and entered into by and between American Dairy Queen Corporation, hereinafter referred to as "ADQ," and Bowlin's, Inc., hereinafter referred to as "Bowlin's."

     WHEREAS, a certain "Dairy Queen" Operating Agreement, hereinafter referred to as "Operating Agreement," dated July 29, 1976, was entered into by and between Richard G. Kassel and G. Leone Kassel as Licensor, hereinafter referred to as "Kassels," and Garland Sarratt and Virginia Sarratt as Licensee, hereinafter referred to as "Sarratts," covering the operation of a "Dairy Queen"/"Brazier" store in Deming, New Mexico; and

     WHEREAS, ADQ has acquired Kassel's rights as Licensor and Bowlin's have acquired Sarratts rights as Licensee under said Operating Agreement; and

     WHEREAS,  Paragraph 1.1 of said Operating  Agreement precludes the Licensor
(ADQ) from establishing another "Dairy Queen" retail store in Luna County, New Mexico, hereinafter referred to as "protected area"; and

     WHEREAS, Bowlin's wish to develop a store under ADQ's territory operator Interstate Dairy Queen Corporation at the southwest quadrant of I-10 and exit 62 in Luna County, New Mexico; and

     WHEREAS, the parties hereto, in order to facilitate such development, have mutually agreed to modify said protected area;

     NOW, THEREFORE in return for the mutual conveyance herein contained, the parties agree as follows:

     1. Paragraph 1.1 of the Operating Agreement, referred to above, is hereby deleted in its entirety and the following substituted therefor:

          1.1 Establish and operate a retail store under the name "Dairy Queen" at 1414 E. Spruce, Deming, New Mexico 88030 and Licensor agrees that it will not establish another "Dairy Queen" retail store within the following defined territory: County of Luna, New Mexico, except for a location to be developed by Licensee as a sublicensee of Interstate Dairy Queen Corporation at the southwest quadrant of I-10 and exit 62.

     2. All of the terms and conditions of the Operating Agreement referred to above shall remain unchanged.

     IN WITNESS WHEREOF the parties have executed this Agreement the 23 day of October, 1989.

                                             LICENSOR:

                                             AMERICAN DAIRY QUEEN CORPORATION

                                             By:  Signature Illegible

                                                  ----------------------------
                                             Its: Vice President

                                                  ----------------------------

                                             LICENSEE:



                                             BOWLIN'S, INC

                                             By:  Signature Illegible
                                                  ----------------------------
                                             Its: E.V.P
                                                  ----------------------------

                               AMENDMENT AGREEMENT

AMENDMENT AGREEMENT is made and entered into as of the 23rd day of October 1989 with respect to the "Dairy Queen" Operating

Agreement dated June 7, 1989 between BOWLIN'S, INCORPORATED, a New Mexico Corporation whose head office is located in Albuquerque, NM (hereinafter "Licensee") and INTERSTATE DAIRY QUEEN CORPORATION, a Georgia Corporation whose head office is located in Washington, DC (hereinafter "IDQC").

WITNESSETH:

WHEREAS, The parties desire to amend the aforesaid Operating Agreement,

NOW, THEREFORE, In consideration of the premises and of the considerations set forth herein, the parties hereby agree as follows:

1. It is understood that, in the event that by December 31, 1991, ID(2C shall have executed six or more sublicense agreements with respect to locations in the I-10 territory as defined in the Territory Agreement dated January 8, 1988 between American Dairy Queen Corporation (hereinafter "ADQ") and IDQC, IDQC may elect, under terms of the Developmental Rights Agreement dated January 1, 1977 between ADQ and IDQC, to enter into a territory agreement (hereinafter "the New I-10 Territory Agreement") with respect to the entire corridor area lying within one-half mile of the center line of I-10, excluding therefrom any portion of said corridor area within the state of Texas and any portion for which ADQ has prior to that time granted "Dairy Queen"/"Brazier" franchise or license rights to any third party.

2. In the event that IDQC does so enter into the New I-10 Territory Agreement, effective upon execution of said Agreement, IDQC will pay to Licensee one-third (1/3) of the continuing license fee that IDQC receives from its sublicensee for the "Dairy Queen"/"Brazier" store located at the southwest quadrant of I-10 and Exit 62 (hereinafter "the Site"). The continuing license fee payable to IDQC by its sublicensee will be no less than 4% of gross retail "Dairy Queen"/"Brazier" restaurant sales, exclusive of retail sales tax and exclusive of sales of permitted products as these products are defined in the Operating Agreement.

3. The IDQC payment specified in Paragraph 2 of this Amendment Agreement will be payable to Licensee but will not be assignable.

4. If the Operating Agreement is terminated pursuant to provisions of said Operating Agreement, this Amendment Agreement will become null and void.

5. IDQC will require sublicensee for the "Dairy Queen"/"Brazier" store at the Site to furnish a store monthly report accurately setting forth total sales, by department, on which a continuing license fee is payable, as well as such other information as IDQC requires in accordance with Paragraph 9.4 of the Operating Agreement. Effective upon execution of the New 1-10 Territory Agreement, IDQC will forward to Licensee a copy of each report and payment of the one-third (1/3) portion of the continuing license fee by the 25th of the month following the month in which said report and continuing license fee is received by IDQC, unless Licensee is also the sublicensee for the "Dairy Queen"/"Brazier" store at the Site. In such event. IDQC will not forward a copy of each report back to Licensee and Licensee will retain the one-third portion of the continuing license fee each month. The parties to this Amendment Agreement acknowledge that ADQ and IDQC have the right to audit the sublicensee and agree that Licensee will receive its pro-rated share of any continuing license fee assessment as a result of an audit.

IN WITNESS WHEREOF, The parties have executed this Amendment Agreement effective as of the day and year first above written.

                                      BOWLIN'S INCORPORATED

Signature Illegible
---------------------
     Witness

                                      By:  Signature Illegible
                                           -----------------------------
                                           E.V.P

                                      Its:
                                           -----------------------------



                                      INTERSTATE DAIRY QUEEN CORPORATION

Signature Illegible
---------------------
    Witness                           By:    Signature Illegible
                                           -----------------------------
                                      Its:   President
                                           -----------------------------